Exhibit Number 99.1

Investor Contact:	W. Larry Cash
Executive Vice President
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

SECOND QUARTER 2013 RESULTS WITH NET OPERATING REVENUES OF $3.2 BILLION

FRANKLIN, Tenn. (July 29, 2013) - Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and six months ended June 30, 2013.

Net operating revenues for the three months ended June 30, 2013, totaled $3.236 billion, a 0.2 percent decrease compared with $3.243 billion for the same period in 2012. Income from continuing operations decreased to $47.1 million for the three months ended June 30, 2013, compared with $102.2 million for the same period in 2012. Both income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders were $0.32 per share (diluted) for the three months ended June 30, 2013, compared with $0.93 per share (diluted) for the same period in 2012. Weighted-average shares outstanding (diluted) were 94.1 million for the three months ended June 30, 2013, and 89.5 million for the three months ended June 30, 2012.

Adjusted EBITDA for the three months ended June 30, 2013, was $414.2 million compared with $483.1 million for the same period in 2012, representing a 14.3 percent decrease. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, and net income attributable to non-controlling interests. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended June 30, 2013, was $252.0 million compared with $295.6 million for the same period in 2012.

The consolidated operating results for the three months ended June 30, 2013, reflect a 5.1 percent decrease in total admissions and a 1.8 percent decrease in total adjusted admissions compared with the same period in 2012. On a same-store basis, admissions decreased 5.7 percent while adjusted admissions decreased 2.6 percent compared with the same period in 2012. On a same-store basis, net operating revenues decreased 0.9 percent compared with the same period in 2012.

Net operating revenues for the six months ended June 30, 2013, totaled $6.548 billion, a 0.1 percent increase compared with $6.540 billion for the same period in 2012. Income from continuing operations decreased to $143.4 million, or $1.17 per share (diluted), for the six months ended June 30, 2013, compared with $201.9 million, or $1.79 per share (diluted), for the same period in 2012. Net income attributable to Community Health Systems, Inc. common stockholders was $1.17 per share (diluted) for the six months ended June 30, 2013, compared with $1.78 per share (diluted) for the same period in 2012. The results for the six months ended June 30, 2013, include a $0.01 per share (diluted) loss from the early extinguishment of debt. Excluding this loss, both income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders were $1.18 per share (diluted) for the six months ended June 30, 2013. For comparison, excluding a $0.48 per share (diluted) net benefit from the resolution of an industry-wide governmental settlement and a payment update relating to prior periods, a $0.10 per share (diluted) charge to establish reserves for certain legal matters, and a $0.44 per share (diluted) loss from the early extinguishment of debt, income from continuing operations attributable to Community Health Systems, Inc. common stockholders was $1.85 per share (diluted) and net income attributable to Community Health Systems, Inc. common stockholders was $1.84 per share (diluted) for the six months ended June 30, 2012. Weighted-average shares outstanding (diluted) were 93.0 million for the six months ended June 30, 2013, and 89.2 million for the six months ended June 30, 2012.

Adjusted EBITDA for the six months ended June 30, 2013, was $908.1 million compared with $1.0 billion for the same period in 2012, representing a 10.9 percent decrease. Net cash provided by operating activities for the six months ended June 30, 2013, was $309.2 million compared with $482.9 million for the same period in 2012.

CYH Announces Second Quarter 2013 Results

July 29, 2013

The consolidated operating results for the six months ended June 30, 2013, reflect a 4.7 percent decrease in total admissions and a 2.7 percent decrease in total adjusted admissions compared with the same period in 2012. On a same-store basis, admissions decreased 5.8 percent while adjusted admissions decreased 3.9 percent compared with the same period in 2012. On a same-store basis, net operating revenues increased 0.3 percent compared with the same period in 2012.

Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc. said, “Our results for the second quarter reflect the ongoing challenges facing healthcare providers in 2013. As we previously announced, weakness in volume, most significantly in May and June, coupled with higher-than-anticipated bad debts and deterioration in payor mix, resulted in lower-than-anticipated net operating revenues during the period. As a result, we have intensified our focus on core operating strategies, volume initiatives and expense management across our hospital network to efficiently manage our operations in this challenging environment.

“We look forward to the opportunities ahead with the potential benefits of healthcare reform and expansion of coverage. With our strategic focus on network development and clinical excellence, we are well positioned to leverage our strengths against these industry dynamics and continue to deliver sustainable results. Our operating model has consistently demonstrated expertise across a diversity of growth drivers - implementing best practice standards, making selective acquisitions, driving operational efficiencies and recruiting physicians. Together, these efforts support our ultimate objective to deliver quality healthcare services in an efficient manner and, in turn, build stronger communities,” said Smith.

Included on pages 14, 15 and 16 of this press release are tables setting forth the Company’s updated 2013 annual earnings guidance. The 2013 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

As previously announced, the Company received an OIG subpoena on July 9, 2013, from the Government in connection with the Department of Justice’s investigation of Medicare short-stay admissions from emergency departments. Subsequent to the Company’s earnings pre-release on July 18, 2013, the Company’s lawyers had a discussion with the Government regarding the subpoena, during which the Government characterized the subpoena as having two primary purposes; first, to “clean up” the prior subpoena and informal document requests in order to make sure that nothing had fallen through the cracks and, secondly, to collect certain documents relating to the factual defenses the Company has presented to the Government this year. In response to the Company’s questions, the Government indicated that the subpoena generally was not intended to expand the document production to additional hospitals or to broaden the scope into any new substantive area of the investigation.

Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute-care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 135 hospitals in 29 states with an aggregate of approximately 20,000 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary, Quorum Health Resources, LLC, the Company provides management and consulting services to non-affiliated general acute-care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

-MORE-

CYH Announces Second Quarter 2013 Results

July 29, 2013

Community Health Systems, Inc. will hold a conference call on Tuesday, July 30, 2013, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the second quarter ended June 30, 2013. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through August 30, 2013. Copies of the Company’s current report on Form 8-K (including this press release) and conference call slide show will be available on the Company’s website at www.chs.net.

-MORE-

CYH Announces Second Quarter 2013 Results

July 29, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net operating revenues	$3,236,391	$3,242,974	$6,548,141	$6,540,009
Adjusted EBITDA (c)	414,231	483,094	908,060	1,018,589
Income from continuing operations (d), (e), (f), (g)	47,085	102,167	143,408	201,855
Net income attributable to Community Health Systems, Inc. stockholders	29,753	83,359	108,927	158,833
Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (i):
Continuing operations (d), (e), (f), (g)	$0.32	$0.94	$1.18	$1.79
Discontinued operations	—	—	—	(0.01)

Net income	$0.32	$0.94	$1.18	$1.79

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (d), (e), (f), (g)	$0.32	$0.93	$1.17	$1.79
Discontinued operations	—	—	—	(0.01)

Net income	$0.32	$0.93	$1.17	$1.78

Weighted-average number of shares outstanding (h):
Basic	92,866	89,147	91,940	88,911
Diluted	94,109	89,531	93,025	89,192
Net cash provided by operating activities	$252,018	$295,617	$309,172	$482,927

For footnotes, see pages 12 and 13.

-MORE-

CYH Announces Second Quarter 2013 Results

July 29, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2013		2012
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$3,768,086		$3,746,428
Provision for bad debts	531,695		503,454

Net operating revenues	3,236,391	100.0%	3,242,974	100.0%

Operating costs and expenses:
Salaries and benefits	1,555,951	48.1%	1,497,446	46.2%
Supplies	498,030	15.4%	489,729	15.1%
Other operating expenses	729,797	22.6%	736,225	22.7%
Electronic health records incentive reimbursement (d)	(24,384)	-0.8%	(16,802)	-0.5%
Rent	71,820	2.2%	66,463	2.0%
Depreciation and amortization	194,605	6.0%	179,801	5.5%

Total operating costs and expenses	3,025,819	93.5%	2,952,862	91.0%

Income from operations (d), (e), (f)	210,572	6.5%	290,112	9.0%
Interest expense, net	155,056	4.8%	151,607	4.7%
Loss from early extinguishment of debt	—	0.0%	—	0.0%
Equity in earnings of unconsolidated affiliates	(9,054)	-0.3%	(13,181)	-0.4%

Income from continuing operations before income taxes	64,570	2.0%	151,686	4.7%
Provision for income taxes	17,485	0.5%	49,519	1.5%

Income from continuing operations (d), (e), (f)	47,085	1.5%	102,167	3.2%

Discontinued operations, net of taxes:
Loss from operations of entities sold	—	0.0%	—	0.0%

Loss from discontinued operations, net of taxes	—	0.0%	—	0.0%

Net income	47,085	1.5%	102,167	3.2%
Less: Net income attributable to noncontrolling interests	17,332	0.6%	18,808	0.6%

Net income attributable to Community Health Systems, Inc. stockholders	$29,753	0.9%	$83,359	2.6%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (d), (e), (f)	$0.32		$0.94
Discontinued operations	—		—

Net income	$0.32		$0.94

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (d), (e), (f)	$0.32		$0.93
Discontinued operations	—		—

Net income	$0.32		$0.93

Weighted-average number of shares outstanding (h):
Basic	92,866		89,147

Diluted	94,109		89,531

For footnotes, see pages 12 and 13.

-MORE-

CYH Announces Second Quarter 2013 Results

July 29, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(In thousands, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2013		2012
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$7,567,950		$7,529,919
Provision for bad debts	1,019,809		989,910

Net operating revenues	6,548,141	100.0%	6,540,009	100.0%

Operating costs and expenses:
Salaries and benefits	3,133,099	47.8%	3,022,421	46.2%
Supplies	995,871	15.2%	988,308	15.1%
Other operating expenses	1,437,771	22.0%	1,445,168	22.2%
Electronic health records incentive reimbursement (d)	(45,300)	-0.7%	(42,970)	-0.7%
Rent	143,374	2.2%	133,687	2.0%
Depreciation and amortization	386,763	5.9%	354,155	5.4%

Total operating costs and expenses	6,051,578	92.4%	5,900,769	90.2%

Income from operations (d), (e), (f), (g)	496,563	7.6%	639,240	9.8%
Interest expense, net	311,406	4.8%	303,782	4.7%
Loss from early extinguishment of debt	1,295	0.0%	63,429	1.0%
Equity in earnings of unconsolidated affiliates	(24,734)	-0.4%	(25,194)	-0.4%

Income from continuing operations before income taxes	208,596	3.2%	297,223	4.5%
Provision for income taxes	65,188	1.0%	95,338	1.4%

Income from continuing operations (d), (e), (f), (g)	143,408	2.2%	201,885	3.1%

Discontinued operations, net of taxes:
Loss from operations of entities sold	—	0.0%	(466)	0.0%

Loss from discontinued operations, net of taxes	—	0.0%	(466)	0.0%

Net income	143,408	2.2%	201,419	3.1%
Less: Net income attributable to noncontrolling interests	34,481	0.5%	42,586	0.7%

Net income attributable to Community Health Systems, Inc. stockholders	$108,927	1.7%	$158,833	2.4%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (i):
Continuing operations (d), (e), (f), (g)	$1.18		$1.79
Discontinued operations	—		(0.01)

Net income	$1.18		$1.79

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (d), (e), (f), (g)	$1.17		$1.79
Discontinued operations	—		(0.01)

Net income	$1.17		$1.78

Weighted-average number of shares outstanding (h):
Basic	91,940		88,911

Diluted	93,025		89,192

For footnotes, see pages 12 and 13.

-MORE-

CYH Announces Second Quarter 2013 Results

July 29, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income	$47,085	$102,167	$143,408	$201,419
Other comprehensive income, net of income taxes:
Net change in fair value of interest rate swaps	21,139	9,976	36,909	20,512
Net change in fair value of available-for-sale securities	(139)	(527)	1,670	2,140
Amortization and recognition of unrecognized pension cost components	731	1,140	1,464	2,281

Other comprehensive income	21,731	10,589	40,043	24,933

Comprehensive income	68,816	112,756	183,451	226,352
Less: Comprehensive income attributable to noncontrolling interests	17,332	18,808	34,481	42,586

Comprehensive income attributable to Community Health Systems, Inc. stockholders	$51,484	$93,948	$148,970	$183,766

For footnotes, see pages 12 and 13.

-MORE-

CYH Announces Second Quarter 2013 Results

July 29, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (b)

($ In thousands)

(Unaudited)

	For the Three Months Ended June 30,
	Consolidated			Same-Store
	2013	2012	% Change	2013	2012	% Change
Number of hospitals (at end of period)	135	134		134	134
Licensed beds (at end of period)	20,176	20,235		20,076	20,235
Beds in service (at end of period)	17,299	17,180		17,199	17,180
Admissions	164,588	173,449	-5.1%	163,505	173,449	-5.7%
Adjusted admissions	344,672	350,982	-1.8%	341,716	350,982	-2.6%
Patient days	723,662	750,686		719,341	750,686
Average length of stay (days)	4.4	4.3		4.4	4.3
Occupancy rate (average beds in service)	46.0%	48.1%		46.0%	48.1%
Net operating revenues	$3,236,391	$3,242,974	-0.2%	$3,212,738	$3,242,542	-0.9%
Net inpatient revenues as a % of operating revenues before provision for bad debts	43.7%	45.5%		43.8%	45.5%
Net outpatient revenues as a % of operating revenues before provision for bad debts	54.6%	52.8%		54.5%	52.8%
Income from operations (d), (e), (f)	$210,572	$290,112	-27.4%	$218,763	$295,934	-26.1%
Income from operations as a % of net operating revenues	6.5%	9.0%		6.8%	9.1%
Depreciation and amortization	$194,605	$179,801		$193,386	$179,801
Equity in earnings of unconsolidated affiliates	$(9,054)	$(13,181)		$(9,054)	$(13,181)
Liquidity Data:
Adjusted EBITDA (c)	$414,231	$483,094	-14.3%
Adjusted EBITDA as a % of net operating revenues	12.8%	14.9%
Net cash provided by operating activities	$252,018	$295,617
Net cash provided by operating activities as a % of net operating revenues	7.8%	9.1%

For footnotes, see pages 12 and 13.

-MORE-

CYH Announces Second Quarter 2013 Results

July 29, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (b)

($ In thousands)

(Unaudited)

	For the Six Months Ended June 30,
	Consolidated			Same-Store
	2013	2012	% Change	2013	2012	% Change
Number of hospitals (at end of period)	135	134		134	134
Licensed beds (at end of period)	20,176	20,235		20,076	20,235
Beds in service (at end of period)	17,299	17,180		17,199	17,180
Admissions	338,544	355,337	-4.7%	334,643	355,337	-5.8%
Adjusted admissions	690,906	709,841	-2.7%	681,819	709,841	-3.9%
Patient days	1,514,184	1,555,098		1,499,025	1,555,098
Average length of stay (days)	4.5	4.4		4.5	4.4
Occupancy rate (average beds in service)	48.6%	49.9%		48.5%	49.9%
Net operating revenues	$6,548,141	$6,540,009	0.1%	$6,473,805	$6,457,309	0.3%
Net inpatient revenues as a % of operating revenues before provision for bad debts	44.1%	45.8%		44.2%	45.2%
Net outpatient revenues as a % of operating revenues before provision for bad debts	54.0%	52.3%		54.0%	52.9%
Income from operations (d), (e), (f), (g)	$496,563	$639,240	-22.3%	$508,806	$584,810	-13.0%
Income from operations as a % of net operating revenues	7.6%	9.8%		7.9%	9.1%
Depreciation and amortization	$386,763	$354,155		$383,379	$354,155
Equity in earnings of unconsolidated affiliates	$(24,734)	$(25,194)		$(24,734)	$(25,194)
Liquidity Data:
Adjusted EBITDA (c)	$908,060	$1,018,589	-10.9%
Adjusted EBITDA as a % of net operating revenues	13.9%	15.6%
Net cash provided by operating activities	$309,172	$482,927
Net cash provided by operating activities as a % of net operating revenues	4.7%	7.4%

For footnotes, see pages 12 and 13.

-MORE-

CYH Announces Second Quarter 2013 Results

July 29, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$251,227	$387,813
Patient accounts receivable, net of allowance for doubtful accounts of $2,304,813 and $2,201,875 at June 30, 2013 and December 31, 2012, respectively	2,173,064	2,067,379
Supplies	375,440	368,172
Prepaid income taxes	35,697	49,888
Deferred income taxes	117,045	117,045
Prepaid expenses and taxes	133,524	126,561
Other current assets	270,611	302,284

Total current assets	3,356,608	3,419,142

Property and equipment	10,354,246	10,145,408
Less accumulated depreciation and amortization	(3,250,002)	(2,993,535)

Property and equipment, net	7,104,244	7,151,873

Goodwill	4,412,097	4,408,138

Other assets, net	1,723,873	1,627,182

Total assets	$16,596,822	$16,606,335

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$119,037	$89,911
Accounts payable	753,009	825,914
Income taxes payable	—	—
Accrued interest	111,156	110,702
Accrued liabilities	1,003,747	1,116,693

Total current liabilities	1,986,949	2,143,220

Long-term debt	9,388,197	9,451,394

Deferred income taxes	808,489	808,489

Other long-term liabilities	1,019,415	1,039,045

Total liabilities	13,203,050	13,442,148

Redeemable noncontrolling interests in equity of consolidated subsidiaries	371,413	367,666

EQUITY
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 95,775,089 shares issued and 94,799,540 shares outstanding at June 30, 2013 and 92,925,715 shares issued and 91,950,166 shares outstanding at December 31, 2012	958	929
Additional paid-in capital	1,220,523	1,138,274
Treasury stock, at cost, 975,549 shares at June 30, 2013 and December 31, 2012	(6,678)	(6,678)
Accumulated other comprehensive loss	(105,267)	(145,310)
Retained earnings	1,852,919	1,743,992

Total Community Health Systems, Inc. stockholders’ equity	2,962,455	2,731,207
Noncontrolling interests in equity of consolidated subsidiaries	59,904	65,314

Total equity	3,022,359	2,796,521

Total liabilities and equity	$16,596,822	$16,606,335

For footnotes, see pages 12 and 13.

-MORE-

CYH Announces Second Quarter 2013 Results

July 29, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities
Net income	$143,408	$201,419
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	386,763	354,155
Stock-based compensation expense	19,429	20,624
Loss from early extinguishment of debt	1,295	63,429
Excess tax benefit relating to stock-based compensation	(6,331)	(1,037)
Other non-cash expenses, net	26,955	16,461
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(105,579)	(199,383)
Supplies, prepaid expenses and other current assets	15,141	(39,920)
Accounts payable, accrued liabilities and income taxes	(179,760)	51,843
Other	7,851	15,336

Net cash provided by operating activities	309,172	482,927

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(10,492)	(245,227)
Purchases of property and equipment	(294,991)	(386,461)
Proceeds from sale of property and equipment	2,056	3,437
Increase in other investments	(134,389)	(162,316)

Net cash used in investing activities	(437,816)	(790,567)

Cash flows from financing activities
Proceeds from exercise of stock options	103,626	1,269
Repurchase of restricted stock shares for payroll tax withholding requirements	(14,569)	(9,074)
Stock buy-back	(27,133)	—
Deferred financing costs	(924)	(63,986)
Excess tax benefit relating to stock-based compensation	6,331	1,037
Proceeds from noncontrolling investors in joint ventures	64	637
Redemption of noncontrolling investments in joint ventures	(701)	(35,888)
Distributions to noncontrolling investors in joint ventures	(37,937)	(34,590)
Borrowings under credit agreements	296,001	3,633,589
Issuance of long-term debt	—	1,025,000
Proceeds from receivables facility	300,000	300,000
Repayments of long-term indebtedness	(632,700)	(4,525,110)

Net cash (used in) provided by financing activities	(7,942)	292,884

Net change in cash and cash equivalents	(136,586)	(14,756)
Cash and cash equivalents at beginning of period	387,813	129,865

Cash and cash equivalents at end of period	$251,227	$115,109

For footnotes, see pages 12 and 13.

-MORE-

CYH Announces Second Quarter 2013 Results

July 29, 2013

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	The following table provides information needed to calculate income per share, which is adjusted for income attributable to noncontrolling interests (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income from continuing operations, net of taxes	$47,085	$102,167	$143,408	$201,885
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	17,332	18,808	34,481	42,586

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders - basic and diluted	$29,753	$83,359	$108,927	$159,299

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from operations of entities sold, net of taxes	$—	$—	$—	$(466)
Less: Loss from discontinued operations attributable to noncontrolling interests, net of taxes	—	—	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders - basic and diluted	$—	$—	$—	$(466)

(b)	Continuing operating results exclude discontinued operations for the three and six months ended June 30, 2013 and 2012. Both financial and statistical results exclude entities in discontinued operations for all periods presented.

(c)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with U.S. GAAP. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Adjusted EBITDA	$414,231	$483,094	$908,060	$1,018,589
Interest expense, net	(155,056)	(151,607)	(311,406)	(303,782)
Provision for income taxes	(17,485)	(49,519)	(65,188)	(95,338)
Loss from operations of entities sold, net of taxes	—	—	—	(466)
Other non-cash expenses, net	30,184	23,988	40,053	36,048
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures	(19,856)	(10,339)	(262,347)	(172,124)

Net cash provided by operating activities	$252,018	$295,617	$309,172	$482,927

Footnotes continued on the next page.

-MORE-

CYH Announces Second Quarter 2013 Results

July 29, 2013

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(d)	Included in income from operations and income from continuing operations for the three and six months ended June 30, 2013, is the Electronic Health Records incentive reimbursement, which represents reimbursement from Medicare and Medicaid related to certain of the Company’s hospitals and for certain employed physicians. Total costs and expenses related to the implementation of electronic health records for the three and six months ended June 30, 2013, were approximately $27.3 million and $47.0 million, respectively, including depreciation and amortization of approximately $15.3 million and $29.3 million, respectively. Total costs and expenses related to the implementation of electronic health records for the three and six months ended June 30, 2012, were approximately $10.7 million and $23.5 million, respectively, including depreciation and amortization of approximately $7.9 million and $14.0 million, respectively.

(e)	Included in non-same-store income from operations and income from continuing operations are pre-tax legal and other costs, offset by insurance recoveries beginning in June 2012, primarily related to the governmental investigation and shareholder lawsuits of $2.4 million and $4.4 million for the three and six months ended June 30, 2013, respectively, and $(0.5) million and $1.4 million for the three and six months ended June 30, 2012, respectively.

(f)	Included in non-same-store income from operations and income from continuing operations are pre-tax charges related to acquisition costs of $3.0 million and $2.3 million for the three months ended June 30, 2013 and 2012, respectively, and $3.6 million and $6.6 million for the six months ended June 30, 2013 and 2012, respectively.

(g)	The following items are included in the results for the six months ended June 30, 2012:

Included in non-same-store income from operations and income from continuing operations for the six months ended June 30, 2012, is approximately $102 million of net operating revenues and approximately $9 million of related expenses from an industry-wide settlement with the United States Department of Health and Human Services and Centers for Medicare and Medicaid Services based on a claim that acute-care hospitals in the U.S. were underpaid from the Medicare inpatient prospective payment system in federal fiscal years 1999 through 2011. The underpayments resulted from calculations related to the rural floor budget neutrality adjustments implemented in connection with the Balanced Budget Act of 1997. In addition, included in net income attributable to noncontrolling interests is approximately $3 million related to this settlement. Also included is an unfavorable adjustment to net operating revenue of approximately $21 million related to the revised Supplemental Security Income ratios for federal fiscal years 2006 through 2009 utilized for calculating Medicare Disproportionate Share Hospital reimbursements. These adjustments resulted in an after-tax benefit to net income of $0.48 per share (diluted).

Included in non-same-store income from operations and income from continuing operations for the six months ended June 30, 2012, are pre-tax charges of $14.0 million to establish an accrual for the settlement of certain legal matters. These items resulted in an after-tax charge to net income of $0.10 per share (diluted) for the six months ended June 30, 2012.

(h)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Weighted-average number of shares outstanding - basic	92,866	89,147	91,940	88,911
Add effect of dilutive securities:
Stock awards and options	1,243	384	1,085	281

Weighted-average number of shares outstanding - diluted	94,109	89,531	93,025	89,192

(i)	Total per share amounts may not add due to rounding.

-MORE-

CYH Announces Second Quarter 2013 Results

July 29, 2013

Regulation FD Disclosure

The following tables set forth selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2013. These projections update previous guidance provided on April 29, 2013, and reaffirm our preliminarily updated guidance on July 18, 2013, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2013 guidance should be considered in conjunction with the assumptions included herein. See page 16 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2013 Projection Range
Net operating revenues less provision for bad debts (in millions)	$13,000	to	$13,400
Adjusted EBITDA (in millions)	$1,900	to	$1,950
Income from continuing operations per share - diluted	$2.95	to	$3.25
Same-store hospital annual adjusted admissions growth	-3.0%	to	-1.0%
Weighted-average diluted shares (in millions)	93	to	95
Income from continuing operations per share - diluted for quarter ending September 30, 2013	$0.60	to	$0.75

The following assumptions were used in developing the 2013 guidance provided above:

•

The Company’s projection excludes any future loss on early extinguishment of debt, impairment loss, the resolution of government investigations or other significant legal settlements, and other significant gains or losses that neither relate to the ordinary course of our business nor reflect our underlying business performance.

•	For 2012, adjusted EBITDA excluding the net benefit from the resolution of the industry-wide governmental settlement and payment update relating to prior periods was $1.901 billion.

•

Included in the Company’s 2013 projection are estimated sequester-related cuts, primarily beginning April 1, 2013, and other new reimbursement cuts beginning October 1, 2013, of 0.5% to 0.8% of net operating revenues.

•	Included in the Company’s 2013 projection are estimated savings, in the second half of the year, from cost reduction initiatives of approximately $40 million to $60 million.

•

Health Information Technology (HITECH) electronic health records incentive reimbursement for 2013 is projected to be approximately $150 million to $160 million. Electronic health records-related total costs and expenses for 2013, expressed as a percentage of net operating revenues, are projected to be approximately 0.5% to 0.6%, including depreciation and amortization, expressed as a percentage of net operating revenues, of approximately 0.3% to 0.4%.

•	2013 projection includes one targeted hospital acquisition being completed late in the year.

•	Projected 2013 same-store hospital annual adjusted admissions growth does not take into account service closures and other unusual events.

•

Expressed as a percentage of net operating revenues, depreciation and amortization is projected to be approximately 5.7% to 5.9% for 2013, an increase over 2012 caused primarily by the investments being made in electronic health records; however, this is a fixed cost and the percentages may vary as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

•	2013 projection includes an estimate of $0.05 to $0.07 per share (diluted) for costs related to individual market acquisitions that are required to be expensed.

•

Interest expense, expressed as a percentage of net operating revenues, is projected to be approximately 4.6% to 4.8%; however, interest expense is a fixed cost and percentages may vary as revenue varies. Total fixed rate debt, including swaps, is expected to average approximately 75% to 85% of total debt during 2013.

-MORE-

CYH Announces Second Quarter 2013 Results

July 29, 2013

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates is projected to be approximately 0.3% to 0.4% for 2013.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests is projected to be approximately 0.5% to 0.7% for 2013.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax is projected to be approximately 31.5% to 33.5% for 2013.

•	Capital expenditures are projected as follows (in millions):

2013 Guidance
Total	$775	to	$825

•	Net cash provided by operating activities is projected as follows (in millions):

2013 Guidance
Total	$1,175	to	$1,250

•

Weighted average shares outstanding are projected to be 93 million to 95 million, and have been adjusted to include the effects of the exercise in stock options earlier in 2013, as well as the estimated dilutive impact from “in-the-money” stock options and restricted shares of approximately 1 million to 2 million shares.

-MORE-

CYH Announces Second Quarter 2013 Results

July 29, 2013

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of adopted and potential federal and state healthcare legislation;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts, which could result in, among other things, disputes and changes in reimbursements, both prospectively and retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully make acquisitions or complete divestitures;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.

The consolidated operating results for the three and six months ended June 30, 2013, are not necessarily indicative of the results that may be experienced for any such future period or for any future year.

The Company cautions that the projections for calendar year 2013 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-